Exhibit 99.1

American Resources Corporation Expands Business Operations Through its Wholly Owned Subsidiary, American Metals LLC

American Metals focuses on metal aggregation and processing to recycle used steel to be sold to steel production facilities

Deane Mining facility selected as initial location to utilize existing infrastructure to greatly expand its metal recovery business

July 8, 2020 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / July 8, 2020 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a supplier of raw materials to the rapidly growing global infrastructure marketplace, announced today the expansion of its wholly owned subsidiary, American Metals LLC (“American Metals”) and the selection of its currently owned Deane Mining facility in Letcher County, Kentucky as its initial rail load out and logistics location for processed metals.

American Metals is expanding the Company’s current metal recovery business and will aggregate, process and transport used steel to be recycled and sold to traditional and electric arc furnace steel production facilities. The Company is committed to maximizing the value in everything it does and will utilize the existing infrastructure at its Deane Mining facility which provides excellent access and capabilities, including logistics, a skilled workforce and the ability to haul and aggregate metal from a wide range of locations.

“We are thrilled to have the opportunity to leverage the existing capabilities of our already owned assets to efficiently expand our business and solidify our position as a leading supplier of raw materials to the growing global infrastructure market,” stated Tom Sauve, President of American Resources. “Along with a growing revenue line for the Company and diversifying our business, American Metals helps us to achieve two other important corporate initiatives, 1) bettering the environment and 2) expanding our services that we can offer our customer base. A primary source of used steel recovery will come from decommissioned thermal coal mining operations in the region and will assists in land reclamation efforts.”

American Resources is keen on efficiently and effectively utilizing all asset bases to supply customers in the steel industry with raw materials to manufacture steel products in the most sustainable way while focusing on building out its full suite of infrastructure related business lines. The Company is slightly refining the staging and processing area at Deane Mining to accommodate greater volumes of metal and is currently working to expand and / or relocate its fleet of equipment to be used in the processing and loading process. The Company is also putting in place all necessary procedures and approvals needed with CSX Transportation to bring this site into operation in short order.

Mr. Sauve continued, “The selection of our Deane Mining facility to be the initial location of American Metals was a no-brainer for us. Deane Mining is centrally located to large sources of used steel, including many decommissioned thermal coal mining operations and has access to our first-class rail facility which will streamline logistics. We also have access to a large, skilled workforce in the area who have been displaced by the decline in the thermal coal industry. We applaud our team and their ability to adapt to a rapidly changing industry, and we believe it sets us apart from our peers. Lastly, we are truly excited about using this location to clean up the environment while also creating good jobs for the local community.”

About American Resources Corporation

American Resources Corporation is a supplier of high-quality raw materials to the rapidly growing global infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure market while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

PR Contact:
Precision Public Relations
Matt Sheldon
917-280-7329
matt@precisionpr.co

Investor Contact:

JTC Team, LLC
Jenene Thomas
833-475-8247
AREC@jtcir.com

Company Contact:
Mark LaVerghetta
317-855-9926 ext. 0
Vice President of Corporate Finance and Communications
investor@americanresourcescorp.com

Source: American Resources Corporation